News

For further information contact:

Derek Leckow
Vice President
Investor Relations
(717) 849-7863                                    For Immediate Release

DENTSPLY International Reports Record Fourth Quarter and Fiscal 2012 Results

•	Net sales, excluding precious metals, grew 3.8% for the fourth quarter and 16.4% for the year

•	Fourth quarter earnings per diluted share of $0.88 on a GAAP basis and $0.56 on an adjusted basis

•	Fiscal 2012 earnings per diluted share of $2.18 on a GAAP basis and $2.22 on an adjusted basis

York, PA - February 20, 2013 - DENTSPLY International Inc. (NASDAQ: XRAY) today announced sales and earnings for the three months ended December 31, 2012.

Fourth Quarter Results

Net sales in the fourth quarter of 2012 increased 2.1% to $753.3 million from $738.0 million in the fourth quarter of 2011. Net sales, excluding precious metals content, of $703.5 million increased 3.8% from $677.8 million in the fourth quarter of 2011. Constant currency net sales growth, excluding precious metals content, in the fourth quarter was 5.9%, driven by strong internal growth, especially in emerging markets.

Net income attributable to DENTSPLY International for the fourth quarter of 2012 was $126.8 million, or $0.88 per diluted share, compared to $40.6 million, or $0.28 per diluted share in the fourth quarter of 2011. On an adjusted basis, excluding certain items, earnings increased to $0.56 per diluted share from $0.51 per diluted share in the fourth quarter of 2011. A reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided in the attached table.

Full Year Results

Net sales for the full year 2012 were a record $2.9 billion, a 15.4% increase over the prior year. Net sales in 2012, excluding precious metal content, were $2.7 billion, a 16.4% increase over 2011. Fiscal 2012 net sales were aided by acquisitions and improving internal growth.

Net income attributable to DENTSPLY International for 2012 was a record $314.2 million, or $2.18 per diluted share, compared to $244.5 million, or $1.70 per diluted share for 2011. On an adjusted basis, excluding certain items, earnings of $2.22 per diluted share increased 9.4% from $2.03 per diluted share in 2011. A reconciliation of this non-GAAP measure to earnings per share on a GAAP basis is provided on the attached table.

Bret Wise, Chairman and Chief Executive Officer, stated “We are pleased to report another record quarter and a strong finish to the year. DENTSPLY continues to innovate and grow above the rate of the global dental consumable market and deliver on its capital deployment plans. In 2012, we substantially improved our leverage ratios and are now in a good position to explore acquisitions, balanced with further debt reduction and return of cash to shareholders through dividends and share repurchases. We believe that the global dental market will continue to grow in 2013, and based on these assumptions and current currency rates, we expect that our adjusted earnings will improve to a range of $2.38 to $2.48 per share for the current year.”

Additional Information

A conference call is scheduled to begin today at 8:30 a.m. (Eastern Time). A live webcast will be accessible via a link on DENTSPLY's web site at www.dentsply.com. Supplemental materials for reference during the call will be available for download in the investor relations section of DENTSPLY's web site. In order to participate in the call, dial (877) 627-6580 for domestic calls, or (913) 312-0833 for international calls. The Conference ID # is 5792145. At that time, you will be able to discuss fourth quarter 2012 results with DENTSPLY's Chairman and Chief Executive Officer, Mr. Bret Wise; President and Chief Operating Officer, Mr. Chris Clark; and Senior Vice President and Chief Financial Officer, Mr. William Jellison.

A rebroadcast of the conference call will be available online at the DENTSPLY web site. You may also access a dial-in replay for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Replay Passcode # 5792145.

DENTSPLY International Inc. is a leading manufacturer and distributor of dental and other consumable medical device products. The Company believes it is the world's largest manufacturer of consumable dental products for the professional dental market. For over 110 years, DENTSPLY's commitment to innovation and professional collaboration has enhanced its portfolio of branded consumables and small equipment. Headquartered in the United States, the Company has global operations with sales in more than 120 countries. The Company also has strategically located distribution centers to enable it to better serve its customers and increase its operating efficiency. While the United States and Europe are the Company's largest markets, the Company serves all major markets worldwide. Visit www.dentsply.com for more information about DENTSPLY and its products.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental and medical markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental and medical products, outcome of litigation and/or governmental enforcement actions, continued support of our products by influential dental and medical professionals, our ability to successfully integrate acquisitions, risks associated with foreign currency exchange rates, and changes in the general economic environment that could affect the business. Changes in such assumptions or factors could produce significantly different results.

For an additional description of risk factors, please refer to the Company's most recent Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share. These adjusted amounts consist of US GAAP amounts excluding, net of tax (1) acquisition related costs, (2) restructuring and other costs, (3) amortization of purchased intangible assets, (4) Orthodontic business continuity costs, (5) income related to credit risk adjustments, (6) certain fair value adjustments at an unconsolidated affiliated company, and (7) income tax related adjustments. Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average common shares outstanding. Adjusted net income attributable to

DENTSPLY International and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate.

The Company believes that the presentation of adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share provides important supplemental information to management and investors seeking to understand the Company's financial condition and results of operations. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2012	2011	2012	2011

Net sales	$753,288	$738,013	$2,928,429	$2,537,718
Net sales, excluding precious metal content	703,473	677,843	2,714,698	2,332,589

Cost of products sold	361,235	377,056	1,372,042	1,264,278

Gross profit	392,053	360,957	1,556,387	1,273,440
% of Net sales	52.0%	48.9%	53.1%	50.2%
% of Net sales, excluding precious metal content	55.7%	53.3%	57.3%	54.6%

Selling, general and administrative expenses	287,992	293,603	1,148,731	936,847

Restructuring and other costs	6,854	2,016	25,717	35,865

Operating income	97,207	65,338	381,939	300,728
% of Net sales	12.9%	8.9%	13.0%	11.9%
% of Net sales, excluding precious metal content	13.8%	9.6%	14.1%	12.9%

Net interest and other expense	11,088	14,632	51,260	44,617

Income before income taxes	86,119	50,706	330,679	256,111

Provision for (benefit from) income taxes	(39,630)	9,974	8,920	11,016

Equity in net (loss) income attributable
to unconsolidated affiliated company	2,178	661	(3,270)	2,351

Net income	127,927	41,393	318,489	247,446
% of Net sales	17.0%	5.6%	10.9%	9.8%
% of Net sales, excluding precious metal content	18.2%	6.1%	11.7%	10.6%

Less: Net income attributable to noncontrolling interests	1,127	790	4,276	2,926

Net income attributable to DENTSPLY International	$126,800	$40,603	$314,213	$244,520

% of Net sales	16.8%	5.5%	10.7%	9.6%
% of Net sales, excluding precious metal content	18.0%	6.0%	11.6%	10.5%

Earnings per common share:
Basic	$0.89	$0.29	$2.22	$1.73
Dilutive	$0.88	$0.28	$2.18	$1.70

Cash dividends declared per common share	$0.055	$0.055	$0.220	$0.205

Weighted average common shares outstanding:
Basic	142,098	141,532	141,850	141,386
Dilutive	144,297	143,578	143,945	143,553

DENTSPLY INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2012	2011
Assets

Current Assets:

Cash and cash equivalents	$80,132	$77,128
Accounts and notes receivable-trade, net	442,412	427,709
Inventories, net	402,940	361,762
Prepaid expenses and other current assets	185,612	146,304
Total Current Assets	1,111,096	1,012,903

Property, plant and equipment, net	614,705	591,445
Identifiable intangible assets, net	830,642	791,100
Goodwill, net	2,210,953	2,190,063
Other noncurrent assets, net	204,901	169,887

Total Assets	$4,972,297	$4,755,398

Liabilities and Equity

Current liabilities	$927,780	$724,073
Long-term debt	1,222,035	1,490,010
Deferred income taxes	232,641	249,822
Other noncurrent liabilities	340,398	407,342
Total Liabilities	2,722,854	2,871,247

Total DENTSPLY International Equity	2,208,698	1,848,077
Noncontrolling interests	40,745	36,074
Total Equity	2,249,443	1,884,151

Total Liabilities and Equity	$4,972,297	$4,755,398

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-GAAP financial measures.

Three Months Ended December 31, 2012
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$97,207	13.8%

Amortization of Purchased Intangible Assets	12,388	1.8%

Restructuring and Other Costs	7,006	1.0%

Acquisition-Related Activities	3,619	0.5%

Orthodontics Business Continuity Costs	(152)	—%

Adjusted Non-GAAP Operating Income	$120,068	17.1%

Three Months Ended December 31, 2011
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$65,338	9.6%

Acquisition-Related Activities	29,348	4.4%

Amortization of Purchased Intangible Assets	10,994	1.6%

Restructuring and Other Costs	1,553	0.2%

Orthodontics Business Continuity Costs	1,246	0.2%

Adjusted Non-GAAP Operating Income	$108,479	16.0%

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-GAAP financial measures.

Twelve Months Ended December 31, 2012
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$381,939	14.1%

Amortization of Purchased Intangible Assets	49,745	1.8%

Restructuring and Other Costs	27,103	1.0%

Acquisition-Related Activities	14,164	0.5%

Orthodontics Business Continuity Costs	920	—%

Adjusted Non-GAAP Operating Income	$473,871	17.5%

Twelve Months Ended December 31, 2011
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$300,728	12.9%

Acquisition-Related Activities	70,870	3.0%

Restructuring and Other Costs	17,883	0.8%

Amortization of Purchased Intangible Assets	20,996	0.9%

Orthodontics Business Continuity Costs	3,287	0.1%

Adjusted Non-GAAP Operating Income	$413,764	17.7%

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income attributable to DENTSPLY International and on a per share basis to the non-GAAP financial measures.

Three Months Ended December 31, 2012
	Net	Diluted
	Income	Per Share

Net Income Attributable to DENTSPLY International	$126,800	$0.88

Amortization of Purchased Intangible Assets, Net of Tax	8,466	0.06

Restructuring and Other Costs, Net of Tax	4,486	0.03

Acquisition-Related Activities, Net of Tax	2,669	0.02

Orthodontics Business Continuity Costs, Net of Tax	(93)	—

Gain on Fair Value Adjustments at an Unconsolidated Affiliated Company, Net of Tax	(2,353)	(0.02)

Income Tax-Related Adjustments	(58,617)	(0.41)

Adjusted Non-GAAP Net Income Attributable to DENTSPLY International	$81,358	$0.56

Three Months Ended December 31, 2011
	Net	Diluted
	Income	Per Share

Net Income Attributable to DENTSPLY International	$40,603	$0.28

Acquisition-Related Activities, Net of Tax	20,361	0.14

Amortization of Purchased Intangible Assets, Net of Tax	7,584	0.05

Income Tax-Related Adjustments	2,677	0.02

Restructuring and Other Costs, Net of Tax	991	0.01

Orthodontics Business Continuity Costs, Net of Tax	820	0.01

Gain on Fair Value Adjustments at an Unconsolidated Affiliated Company, Net of Tax	(423)	—

Adjusted Non-GAAP Net Income Attributable to DENTSPLY International	$72,613	$0.51

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income attributable to DENTSPLY International and on a per share basis to the non-GAAP financial measures.

Twelve Months Ended December 31, 2012
	Net	Diluted
	Income	Per Share

Net Income Attributable to DENTSPLY International	$314,213	$2.18

Amortization of Purchased Intangible Assets, Net of Tax	33,612	0.23

Restructuring and Other Costs, Net of Tax	18,549	0.13

Acquisition-Related Activities, Net of Tax	9,299	0.07

Loss on Fair Value Adjustments at an Unconsolidated Affiliated Company, Net of Tax	2,927	0.02

Orthodontics Business Continuity Costs, Net of Tax	600	—

Income Tax-Related Adjustments	(59,992)	(0.41)

Adjusted Non-GAAP Net Income Attributable to DENTSPLY International	$319,208	$2.22

Twelve Months Ended December 31, 2011
	Net	Diluted
	Income	Per Share

Net Income Attributable to DENTSPLY International	$244,520	$1.70

Acquisition-Related Activities, Net of Tax	62,723	0.44

Amortization of Purchased Intangible Assets, Net of Tax	14,428	0.10

Restructuring and Other Costs, Net of Tax	11,395	0.08

Orthodontics Business Continuity Costs, Net of Tax	2,128	0.01

Credit Risk Adjustment to Outstanding Derivatives, Net of Tax	(783)	—

Gain on Fair Value Adjustments at an Unconsolidated Affiliated Company, Net of Tax	(2,486)	(0.02)

Income Tax-Related Adjustments	(41,053)	(0.28)

Adjusted Non-GAAP Net Income Attributable to DENTSPLY International	$290,872	$2.03

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of income before income taxes to the non-GAAP financial measure.

Three Months Ended December 31, 2012
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - GAAP Operating Results	$86,119	$39,630	(46.0%)

Amortization of Purchased Intangible Assets	12,388	(3,922)

Restructuring and Other Costs	7,006	(2,520)

Acquisition-Related Activities	3,619	(950)

Gain on Fair Value Adjustments at an Unconsolidated Affiliated Company	(43)	13

Orthodontics Business Continuity Costs	(152)	59

Income Tax-Related Adjustments	—	(58,817)

As Adjusted - Non-GAAP Operating Results	$108,937	$(26,507)	24.3%

Three Months Ended December 31, 2011
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - GAAP Operating Results	$50,706	$(9,974)	19.7%

Acquisition-Related Activities	29,348	(8,987)

Amortization of Purchased Intangible Assets	10,994	(3,409)

Restructuring and Other Costs	1,553	(563)

Orthodontics Business Continuity Costs	1,246	(426)

Loss on Fair Value Adjustments at an Unconsolidated Affiliated Company	8	(3)

Income Tax-Related Adjustments	—	2,722

As Adjusted - Non-GAAP Operating Results	$93,855	$(20,640)	22.0%

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of income before income taxes to the non-GAAP financial measure.

Twelve Months Ended December 31, 2012
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - GAAP Operating Results	$330,679	$(8,920)	2.7%

Amortization of Purchased Intangible Assets	49,745	(16,133)

Restructuring and Other Costs	27,103	(8,554)

Acquisition-Related Activities	14,164	(4,865)

Orthodontics Business Continuity Costs	920	(320)

Gain on Fair Value Adjustments at an Unconsolidated Affiliated Company	(272)	82

Income Tax-Related Adjustments	—	(60,192)

As Adjusted - Non-GAAP Operating Results	$422,339	$(98,902)	23.4%

Twelve Months Ended December 31, 2011
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - GAAP Operating Results	$256,111	$(11,016)	4.3%

Acquisition-Related Activities	83,681	(20,958)

Amortization of Purchased Intangible Assets	20,996	(6,568)

Restructuring and Other Costs	17,498	(6,333)

Orthodontics Business Continuity Costs	3,287	(1,159)

Gain on Fair Value Adjustments at an Unconsolidated Affiliate Company	(383)	116

Credit Risk Adjustment to Outstanding Derivatives	(1,275)	492

Income Tax-Related Adjustments	—	(41,008)

As Adjusted - Non-GAAP Operating Results	$379,915	$(86,434)	22.8%